                                                                     Exhibit - 5

                                  (VSNL LOGO)

                                                                   Satish Ranade
                                                 Company Secretary  & VP (Legal)

HQ/CS/CL.24B/
25 April 2004

Sir,

  Sub:    Press Release

     Please find sent herewith a Press Release captioned "VSNL signs landmark deal with Bharti for 100,000 fibre kms National Long Distance Backbone" which is being issued today.



Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                   Satish Ranade
                                                                      CS & VP(L)

To:

1) Security Code 23624, The Stock Exchange, Mumbai. Fax No.(22) 22722061, 22721072/22722037
2)   The Secretary, Madras Stock Exchange Limited. Fax No.(44) 524 48 97.
3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, Fax No.(33)2202514/2283724.
4) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited. Fax Nos.: (22) 26598237/38.
5)   National Securities Depository Ltd. Fax Nos. : 2497 29 93.
6)   Mr. Vijay Bhojwani, The Bank of New York. Fax No.2204 49 42.
7)   Sharepro Services. Fax No. 2837 5646
8) Marc H. Iyeki,Director, New York Stock Exchange, Fax No: (212) 656-5071/72/ Madhu Kannan, Managing Director, New York Stock Exchange, Fax No: (212) 265-2016
9) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited. Fax : 2267 3199.
10)  Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195
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                                  (VSNL LOGO)

                                                                   PRESS RELEASE

    VSNL SIGNS LANDMARK DEAL WITH BHARTI FOR 100,000 FIBRE KMS NATIONAL LONG
                               DISTANCE BACKBONE

     o To provide robust Gigabit connectivity to VSNL's Enterprise and Broadband subscribers

     o    VSNL's NLD backbone to cover over 200 LDCA's

MUMBAI, APRIL 25, 2004: Videsh Sanchar Nigam Limited (VSNL) today achieved a significant milestone in its National Long Distance plans by signing a Right to Use agreement for 23,000 route kms or 100,000 fibre kms capacity on an existing advanced fibre optic domestic long distance backbone. The capacity agreement between VSNL and Bharti marks the first of its kind Co-opetitive accord between two leading telecom service providers in India to optimize capacities in the NLD segment.

"THIS AGREEMENT. ALONGWITH OUR OWN SUBMARINE CABLE, WILL ENSURE THAT OUR ENTERPRISE AND BROADBAND SUBSCRIBERS GET END TO END CONNECTIVITY ON OUR ROBUST GIGABIT NETWORK." said Mr. S.K. Gupta, Managing Director - VSNL. "ONE OF THE KEY CHALLENGES THE TELECOM INDUSTRY IN INDIA HAS FACED IS OVERCAPACITY. WE ARE GLAD THAT THIS AGREEMENT BETWEEN VSNL AND BHARTI IS A PROGRESSIVE STEP, AND WILL PROMOTE THE SPIRIT OF CO-OPETITION IN THE INDIAN TELECOM INDUSTRY", HE ADDED.

The National Long Distance backbone will further enhance VSNL's leadership position in the corporate business segment and Internet services, and give an immediate boost to its retail broadband plans. VSNL's wholesale business segment, primarily catering to voice solutions, will also benefit from the augmented NLD backbone. The domestic backbone will offer considerable cost optimization benefits, as all the three business segments - Wholesale, Corporate and Retail - consume significant NLD bandwidth.

With the augmented capacity, VSNL will possess a robust and highly redundant nationwide backbone of over 25,000 route kms connecting the entire country. Prior to the agreement for this capacity, VSNL had a DWDM network spanning over 6,000 route kms. The 25,000 route kms - plus NLD backbone will cover over 200 Long Distance Calling Areas (LDCAs) and keep VSNL much ahead of its NLD rollout obligations.

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                                   ABOUT VSNL
Videsh Sanchar Nigam Limited, first telecom service provider in the world to get the prestigious TL 9000 certification, is India's leading provider of International Telecommunications and Internet Services. As the country's leader in International Long Distance services and with a strong pan-India National Long Distance presence, VSNL is the leader in the Corporate Data Market in the country today with a strong service offering covering IPLCs, ILLs, Frame relay, ATM and MPLS based IP-VPN services. With established relations with over 80 carriers across the globe, VSNL today has a strong infrastructure base that covers multiple gateways, earth stations and submarine cable systems.

Tata-managed VSNL is now rapidly growing its retail and corporate presence under the Tata Indicom brand through its products like high speed broadband, dial-up Internet, net telephony and calling cards, and has an internet subscriber base of over 8,00,000 subscribers. The Company also proposes to consolidate its presence in the Internet space by increasing its impetus on the Retail Broadband business. VSNL also offers a host of other valued added services that include Television/Video uplinking, Program transmission services, Frame relay services and Inmarsat services.

VSNL is in the process of expanding its global presence and is setting up operations in Sri Lanka, Singapore, Europe and the United States of America. Its international connectivity capabilities, both undersea as well as satellite, offer the greatest diversity in India, which is critical for all customer segments, encompassing wholesale, corporate and retail. The company is augmenting its international connectivity by setting up a 3175 km undersea cable between Chennai and Singapore with a designed capacity of 5.12 tera bits. VSNL is listed across all the major stock exchanges in India and also has its ADRs listed on the New York Stock Exchange. (www.vsnl.com)


FORWARD-LOOKING AND CAUTIONARY STATEMENTS:
Certain words and statements in this release concerning VSNL and its prospects, and other statements relating to VSNL's expected financial position, business strategy, the future development of VSNL's operations and the general economy in India, are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of VSNL, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding VSNL's present and future business strategies and the environment in which VSNL will operate in the future. The important factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements include, among others, changes in government policies or regulations of India and, in particular, changes relating to the administration of VSNL's industry, and
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changes in general economic, business and credit conditions in India. Additional factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements, many of which are not in VSNL's control, include, but are not limited to, those risk factors discussed in VSNL's various filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. These forward-looking statements speak only as of the date of this release. VSNL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in VSNL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
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FOR FURTHER DETAILS CONTACT:


   Dr. G. C. Banik, Chief General Manager (PR),         Ms. Shefali Jhaveri/Meenu Sood
   Videsh Sanchar Nigam Limited,                        Vaishnavi Corporate Communications
   Tel: 91-22-5639 5153                                 Tel: 91-22-56568787